Filed Pursuant to Rule 424(b)(5)

Registration No. 333-286316

PROSPECTUS SUPPLEMENT
(to the prospectus dated April 9, 2025)

GCT Semiconductor Holding, Inc.

7,006,370 Shares of Common Stock
Common Stock Purchase Warrants to Purchase up to 10,509,555 Shares of Common Stock

Up to 10,509,555 Shares of Common Stock Underlying the Common Stock Purchase Warrants

We are offering 7,006,370 shares (the “Shares”) of our common stock, par value $0.0001 per share (the “Common Stock”) and Common Stock Purchase Warrants (the “Warrants”, together with the Shares, the “Securities) to purchase up to 10,509,555 shares of Common Stock to certain institutional investors pursuant to this prospectus supplement and the accompanying prospectus (the “Offering”). Each Share of Common Stock we sell in the Offering will be accompanied by a Warrant to purchase up to one and a half shares of Common Stock. Each Warrant will have an exercise price of $1.71 per share, will be exercisable beginning six months from the issuance date and will expire five years from the initial exercise date. Each Share of Common Stock and accompanying Warrant will be sold at a combined purchase price of $1.57. The Shares of Common Stock and Warrants are immediately separable and will be issued separately but can only be purchased together in this Offering. This prospectus supplement also relates to the offering of the Shares of Common Stock issuable upon exercise of the Warrants sold in this Offering.

Our Common Stock is traded on the New York Stock Exchange under the symbol “GCTS.” On May 14, 2025, the closing price of our Common Stock on the New York Stock Exchange was $2.20 per share.

There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

We have retained Roth Capital Partners, LLC (the “Placement Agent”) to act as our exclusive placement agent in connection with the Securities offered by this prospectus supplement. The Placement Agent is not purchasing or selling any of these securities nor is it required to sell any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange the sale of the Securities offered by this prospectus supplement. We have agreed to pay the Placement Agent the Placement Agent fees set forth in the table below.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement. This prospectus supplement should be read in conjunction with and may not be delivered or utilized without the prospectus dated April 9, 2025.

	Per Share and Accompanying Warrant	Total
Offering price	$1.57	$11,000,000.90
Placement Agent fees	$0.1099	$770,000.06
Proceeds, before expenses, to us	$1.4601	$10,230,000.84

We estimate the expenses of this Offering, excluding Placement Agent fees, will be approximately $150,000. After deducting the fees due to the Placement Agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $10 million, assuming we sell the maximum amount of Securities offered hereby and assuming no exercise of the Warrants. Delivery of the Shares of Common Stock and Warrants is expected to be made on or about May 16, 2025, subject to customary closing conditions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Roth Capital Partners

The date of this prospectus supplement is May 15, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Each time we sell securities under the accompanying prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. The shelf registration statement was filed with the SEC on April 1, 2025, and became effective on April 9, 2025. This prospectus supplement describes the specific details regarding this Offering and may add, update or change information contained in the accompanying prospectus. The accompanying base prospectus provides general information about us, some of which, such as the section entitled “Plan of Distribution,” may not apply to this Offering.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference, you should rely on this prospectus supplement. This prospectus supplement, together with the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, includes all material information relating to this Offering. We have not, and the Placement Agent has not, authorized anyone to provide you with different or additional information other than contained in this prospectus supplement and accompanying prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. We and the Placement Agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying prospectus, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “GCT,” the “Company,” “we,” “us,” and “our” refer to GCT Semiconductor Holding, Inc., a Delaware corporation, and its subsidiaries on a consolidated basis.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Our forward-looking statements include, but are not limited to, statements regarding our and our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect the Company’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements:

•	our financial and business performance, including our financial projections and business metrics;
•	changes in our strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans;
•	unexpected increases in our expenses resulting from inflationary pressures and rising interest rates, including manufacturing and operating expenses and interest expenses;
•	our inability to anticipate the future market demands and future needs of our customers;
•	our ability to develop new 5th generation (“5G”) products under collaboration agreements with our major partners;
•	the impact of component shortages, suppliers’ lack of production capacity, natural disasters or pandemics on our sourcing operations and supply chain;
•	our future capital requirements and sources and uses of cash;
•	our ability to obtain funding for our operations;
•	our anticipated financial performance, including gross margin, and the expectation that our future results of operations will fluctuate on a quarterly basis for the foreseeable future;
•	our expected capital expenditures, cost of revenue and other future expenses, and the sources of funds to satisfy our liquidity needs;
•	the outcome of any legal proceedings that may be instituted against us following completion of the Business Combination and transactions contemplated thereby;
•	our ability to maintain the listing of our Common Stock on the NYSE;
•	the risk that the Business Combination disrupts current plans and operations;
•	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, and the ability of us to grow and manage growth profitably;
•	costs related to the Business Combination; and
•	other risks and uncertainties indicated in this prospectus supplement, including those under “Risk Factors” herein, and other filings that have been made or will be made with the SEC.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described in the “Risk Factors” section. The risks described in “Risk Factors” are not exhaustive. These forward-looking statements are based on information available as of the date of this prospectus supplement, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or the documents incorporated by reference herein. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus, the registration statement of which this prospectus is a part and the documents incorporated by reference herein carefully, including the information set forth under the heading “Risk Factors” and our financial statements.

Business Summary

Company Overview

GCT Semiconductor Holding, Inc. (“GCT”) was founded in Silicon Valley, California in 1998 and is a fabless semiconductor company that specializes in the design, manufacturing and sale of communication semiconductors, including high-speed wireless communication technologies such as 5G/4.75G/4.5G/4G transceivers (“RF”) and modems, which are essential for a wide variety of industrial, B2B and consumer applications. We have successfully developed and supplied communication semiconductor chipsets and modules to leading wireless operators worldwide, as well as to original design manufacturers (“ODMs”) and original equipment manufacturers (“OEMs”) for portable wireless routers (e.g., Mobile Router/MiFi), indoor and outdoor fixed wireless routers (e.g., CPE), industrial machine-to-machine (“M2M”) applications and smartphones.

We oversee sales, marketing, and accounting operations from our headquarters in San Jose, California. We conduct product design, development, and customer support through our fully owned subsidiaries, GCT Research, Inc. (“GCT R”) and MTH, Inc., both of which are located in South Korea. GCT R serves as our research and development center. In addition, we utilize separate sales offices for local technical support and sales in Taiwan, China, and Japan.

Our current product portfolio includes RF and modem chipsets based on 4th generation (“4G”), known as Long Term Evolution (“LTE”), technology offering a variety of chipsets differentiated by speed and functionality. These include 4G LTE, 4.5G LTE Advanced (twice the speed of LTE), and 4.75G LTE Advanced-Pro (four times the speed of LTE) chipsets. We also develop and sell cellular IoT chipsets for low-speed mobile networks such as eMTC/NB- IOT/Sigfox, and other network protocols.

Corporate Information

Our principal executive offices are located at 2290 North 1st Street, Suite 201 San Jose, CA 95131, and our telephone number is (408) 434-6040.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” meaning that the market value of our Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or our annual revenue is less than $100.0 million during the most recent completed fiscal year and the market value of our Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

THE OFFERING

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For a more complete description of the terms of our Common Stock, see the “Description of Securities We Are Offering” section in this prospectus supplement.

Common Stock offered by us in this Offering	7,006,370 Shares of our Common Stock.
Offering Price	$1.57 per Share of Common Stock and accompanying Warrant.
Warrants offered by us in this Offering	Warrants to purchase up to 10,509,555 shares of Common Stock. Each Share is being sold together with a Warrant to purchase one and a half shares of Common Stock. Each Warrant will have an exercise price equal to $1.71 per share, will be exercisable six months from the issuance date and will expire five years from the initial exercise date. This prospectus supplement also relates to the offering of up to 10,509,555 shares of Common Stock issuable upon exercise of the Warrants.
Common Stock Outstanding Before this Offering	48,246,984 shares.
Common Stock Outstanding After this Offering	55,770,994 shares, assuming no exercise of any Warrants issued in this Offering.
Use of Proceeds	For working capital and other general corporate purposes. See “Use of Proceeds” on page S-6.
Risk Factors	See “Risk Factors” and other information included in this prospectus supplement and accompanying prospectus, or incorporated herein by reference, for a discussion of factors you should carefully consider before deciding to invest in our Common Stock and Warrants.
NYSE Ticker-Symbol	GCTS. There is no established public trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to list the Warrants on the New York Stock Exchange, any other national securities exchange or any other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Except as otherwise indicated, the information contained in this prospectus supplement assumes the sale of all of the Securities offered hereby.

The number of shares of our Common Stock outstanding immediately before and after this Offering is based on 48,246,984 shares issued and outstanding as of March 31, 2025 and excludes:

•	3,983,334 shares of our Common Stock reserved for future issuance under our 2024 Incentive Compensation Plan;
•	600,000 shares of our Common Stock reserved for future issuance under our 2024 Employee Stock Purchase Plan;
•	362,255 shares of our Common Stock issuable upon exercise of outstanding options at a weighted-average exercise price of $0.11 per share;
•	292,308 shares of our Common Stock subject to restricted stock units awarded under our 2011 Incentive Compensation Plan;
•	1,295,144 shares of our Common Stock subject to restricted stock units awarded under our 2024 Incentive Compensation Plan
•	26,273,653 shares of our Common Stock issuable upon exercise of outstanding warrants at a weighted-average exercise price of $11.48 per share; and
•	527,397 shares of our Common Stock reserved for issuance upon the conversion of $5,273,973 aggregate principal amount of convertible notes plus the amount of accrued and unpaid interest, if any, that is payable in shares of Common Stock in connection with the conversion thereof.

RISK FACTORS

Investing in our Securities involves substantial risk. You should carefully consider the risk factors disclosed below as well as those contained in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as updated by our subsequent filings under the Exchange Act, and the other information contained in this prospectus before acquiring any of our Common Stock. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our Common Stock to decline. You could lose all or part of your investment.

This prospectus supplement also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

Our management will have broad discretion over the use of the proceeds we receive in this Offering and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will be relying on the judgment of our management regarding the application of these proceeds. You will not have the opportunity to influence our decisions on how to use the proceeds, and we may not apply the net proceeds of this offering in ways that increase the value of your investment. Because of the number and variability of factors that will determine our use of the net proceeds from this Offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

If you purchase our Common Stock in this Offering, you will incur immediate and substantial dilution in the book value of your shares.

You will suffer immediate and substantial dilution in the net tangible book value of our Common Stock you purchase in this Offering. Based on the offering price of $1.57 per share of Common Stock and accompanying Warrants, purchasers of Common Stock in this Offering will experience immediate dilution of $2.61 per share in net tangible book value of our Common Stock. In the past, we issued options, warrants and other securities to acquire Common Stock at prices below the offering price. To the extent these outstanding securities are ultimately exercised, investors purchasing Common Stock in this Offering will sustain further dilution. See “Dilution” for a more detailed description of the dilution to new investors in the Offering.

There is no public market for the Warrants being offered in this Offering.

There is no established public trading market for the Warrants being offered in this Offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange or nationally recognized trading system, including the Over-the-Counter market. Without an active market, the liquidity of the Warrants will be limited.

Holders of the Warrants purchased in this Offering will have no rights as holders of Common Stock until such holders exercise their Warrants and acquire our Common Stock.

Until holders of the Warrants acquire our Common Stock upon exercise of such Warrants, holders of the Warrants will have no rights with respect to our Common Stock underlying such Warrants. Upon exercise of the Warrants, the holders will be entitled to exercise the rights of a holder of Common Stock only as to matters for which the record date occurs after the exercise date.

The Warrants issued in this Offering may not have any value.

The Warrants will be exercisable six months after the date of issuance at an exercise price of $1.71 per share of Common Stock and will expire five years from the initial exercise date. In the event our Common Stock price does not exceed the exercise price of the Warrants during the period when such Warrants are exercisable, such Warrants may not have any value.

Raising additional capital may cause dilution to our stockholders, including purchasers of our Common Stock in this Offering, restrict our operations or require us to relinquish substantial rights.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms of these new securities may include liquidation or other preferences that adversely affect your rights as a common stockholder. If we obtain debt financing, the terms of such debt financing may restrict our ability to incur additional indebtedness, require us to maintain certain financial covenants, or restrict our ability to pay dividends. We cannot assure you that we will be able to obtain additional funding if and when necessary.

USE OF PROCEEDS

We estimate the net proceeds to us from the sale of the securities offered under this prospectus supplement, after deducting the estimated Placement Agent fees and our estimated offering expenses, will be approximately $10 million if we sell the maximum amount of Common Stock and Warrants offered hereby. We expect to use the net proceeds from this Offering (including any resulting from the exercise of warrants, if any) for working capital and other general corporate purposes. Our management will have significant flexibility in applying the net proceeds of this Offering.

DILUTION

If you purchase shares of Common Stock and accompanying Warrants in this Offering, you will experience dilution to the extent of the difference between the offering price of the Shares of Common Stock and accompanying Warrant in this Offering (excluding shares of Common Stock issuable upon exercise of the Warrants being offered in this Offering) and the as adjusted net tangible book value per share of our Common Stock immediately after this Offering.

Our historical net tangible book value as of March 31, 2025 was negative $67,549,000, or negative $1.40 per share of our Common Stock. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our Common Stock outstanding as of March 31, 2025.

After giving effect to our issuance and sale of 7,006,370 Shares of our Common Stock in this Offering at an offering price of $1.57 per share and accompanying Warrants (excluding shares of Common Stock issuable upon exercise of the Warrants being offered in this Offering), and after deducting the Placement Agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2025 would have been approximately negative $57.3 million, or negative $1.04 per share. This represents an immediate increase in net tangible book value per share of $0.36 to existing stockholders and immediate dilution of $2.61 per share to new investors purchasing Securities in this Offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this Offering from the offering price per share paid by new investors. The following table illustrates this dilution on a per share basis:

Offering price per share		$1.57
Historical net tangible book value per share as of March 31, 2025	$(1.40)
Increase in net tangible book value per share	0.36
As adjusted net tangible book value per share after this offering		(1.04)
Dilution per share to new investors purchasing Securities in this Offering		$2.61

The number of shares of our Common Stock outstanding immediately before and after this Offering is based on 48,246,984 shares issued and outstanding as of March 31, 2025 and excludes:

•	3,983,334 shares of our Common Stock reserved for future issuance under our 2024 Incentive Compensation Plan;
•	600,000 shares of our Common Stock reserved for future issuance under our 2024 Employee Stock Purchase Plan;
•	362,255 shares of our Common Stock issuable upon exercise of outstanding options at a weighted-average exercise price of $0.11 per share;
•	292,308 shares of our Common Stock subject to restricted stock units awarded under our 2011 Incentive Compensation Plan;
•	1,295,144 shares of our Common Stock subject to restricted stock units awarded under our 2024 Incentive Compensation Plan
•	26,273,653 shares of our Common Stock issuable upon exercise of outstanding warrants at a weighted-average exercise price of $11.48 per share; and
•	527,397 shares of our Common Stock reserved for issuance upon the conversion of $5,273,973 aggregate principal amount of convertible notes plus the amount of accrued and unpaid interest, if any, that is payable in shares of Common Stock in connection with the conversion thereof.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

The material terms and provisions of our Common Stock and each other class of our securities that qualifies or limits our Common Stock are described under the caption “Description of Common Stock” starting on page 7 of the accompanying prospectus. As of March 31, 2025, we had 48,246,984 shares of our Common Stock outstanding.

Warrants

The following is a brief summary of certain terms and conditions of the Warrants and is subject in all respects to the provisions contained in the Warrants.

Shares Issuable Upon Exercise. We are offering Warrants that will entitle the holders of the Warrants to purchase, in the aggregate, up to 10,509,555 shares of our Common Stock.

Form.  The Warrants will be issued as individual warrant agreements to the investors. You should review a copy of the form of Warrant, which will be filed as an exhibit to a Current Report on Form 8-K by us with the SEC, in connection with this Offering within the time period required by such form, for a complete description of the terms and conditions applicable to the Warrants.

Exercisability. The Warrants will become exercisable six months from the issuance date, and will expire five years from the initial exercise date. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act of 1933, as amended (the “Securities Act”), is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act is not then effective or available, the holder may only exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Warrant. No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share, at our option.

Exercise Limitation. A holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% at the election of a holder prior to the date of issuance) of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.

Exercise Price; Adjustment. The initial exercise price per share of Common Stock issuable upon exercise of the Warrants is $1.71 per share of Common Stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent. There is currently no trading market for the Warrants and a trading market is not expected to develop.

Trading Market. We do not plan on making the Warrants eligible to trade on the Over-the-Counter market, any national securities exchange or any other nationally recognized trading system.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder of a Warrant will have the right to require us to repurchase its Warrants at the Black-Scholes value; provided, however, that, if the fundamental transaction is not within our control, including not approved by our board of directors, then the holder will only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black-Scholes value of the unexercised portion of the Warrant that is being offered and paid to the holders of our Common Stock in connection with the fundamental transaction.

Rights as a Stockholder.   Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Warrant.

NYSE

Our Common Stock trades on the New York Stock Exchange under the symbol “GCTS.” On May 14, 2025, the closing price of our Common Stock on the New York Stock Exchange was $2.20 per share.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our Common Stock is Continental Stock Transfer and Trust Company with an address at 1 State Street, 30th Floor, New York, NY 10004.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement dated May 15, 2025 (the “Placement Agency Agreement”), we have engaged Roth Capital Partners, LLC to act as our exclusive placement agent in connection with this Offering of our Shares of Common Stock and Warrants pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the Placement Agency Agreement, the Placement Agent has agreed to be our exclusive placement agent, on a reasonable best-efforts basis, in connection with the issuance and sale by us of our shares of Common Stock and Warrants in this Offering from our shelf registration statement. The terms of this Offering were subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The Placement Agency Agreement does not give rise to any commitment by the Placement Agent to purchase any of our Shares of Common Stock and Warrants, and the Placement Agent will have no authority to bind us by virtue of the Placement Agency Agreement. Further, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the Offering.

We will enter into a securities purchase agreement directly with investors in connection with this Offering, and we will only sell to investors who have entered into securities purchase agreements.

We expect to deliver the shares of our Common Stock and Warrants being offered pursuant to this prospectus supplement on or about May 16, 2025, subject to the satisfaction of customary closing conditions.

We will pay the Placement Agent a cash transaction fee in an amount equal to 7.0% of the aggregate gross proceeds to us in connection with the closing of the Offering.

The following table shows the per Share and accompanying Warrants and total Placement Agent fees we will pay in connection with the sale of the Securities in this Offering, assuming the purchase of all of the Securities we are offering and assuming no exercise of the Warrants.

	Per Share and Accompanying Warrant	Total
Offering price	$1.57	$11,000,000.90
Placement Agent fees	$0.1099	$770,000.06
Proceeds, before expenses, to us	$1.4601	$10,230,000.84

We estimate the total expenses of this Offering, which will be payable by us, excluding the Placement Agent fees, will be approximately $150,000. After deducting the fees due to the Placement Agent and our estimated offering expenses, we expect the net proceeds from this Offering to be approximately $10 million.

Indemnification

We have agreed to indemnify the Placement Agent and specified other persons against some civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the Securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of Common Stock and Warrants by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

•	may not engage in any stabilization activity in connection with our securities; and
•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Listing and Transfer Agent

The transfer agent for our Common Stock is Continental Stock Transfer and Trust Company.

Our Common Stock is traded on the New York Stock Exchange under the symbol “GCTS.”

Participation Rights

Subject to certain exceptions, the investors have been granted the right to participate in up to 35% of future equity offerings occurring in the one year following the closing date of this Offering, as described in the securities purchase agreement.

Prohibitions on Variable Rate Transactions

Subject to certain exceptions as described in the securities purchase agreement, we are limited in our ability to enter into specified variable rate transactions until six months after the closing date of this Offering. Such transactions include an equity line of credit, at-the-market offering, or other similar continuous offering in which we may offer or issue or sell our Common Stock or other securities that entitle the holder thereof to acquire shares of our Common Stock at a future determined price, subject to certain specified exceptions.

Lock-Up Agreements

We, our directors and executive officers, and our 10% stockholders have agreed to be subject to a lock-up period of 60 days following the closing date of this Offering. This means that, during the applicable lock-up period, we, our directors and executive officers, and our 10% stockholders may not offer for sale, contract to sell, or sell any shares of our Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, subject to certain customary exceptions.

LEGAL MATTERS

Morgan, Lewis & Bockius LLP, Palo Alto, California, has passed upon the validity of the Securities offered by this prospectus supplement. Ellenoff Grossman & Schole LLP, New York, New York is acting as counsel for the Placement Agent in connection with certain matters related to the Offering.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated in this registration statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to certain information reporting requirements of the Exchange Act, and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to you at the SEC’s website at http://www.sec.gov and our website at https://investors.gctsemi.com/sec-filings. The information contained in, or that can be accessed through, our website is not a part of this prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 relating to the securities offered by this prospectus supplement. This prospectus supplement is a part of that registration statement, which includes additional information about us and the securities offered by this prospectus supplement. You may review and obtain a copy of the registration statement and the exhibits that are a part of the registration statement through the SEC’s website or our website. You can also call or write us for a copy as described below under “Documents Incorporated by Reference.”

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update, modify and, where applicable, supersede this information. We incorporate by reference into this prospectus supplement the specific documents listed below and all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the Offering of Securities under this prospectus supplement (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules), which future filings shall be deemed to be incorporated by reference into this prospectus supplement and to be part of this prospectus supplement from the date we subsequently file such documents. The SEC file number for these documents is 1-41013.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 25, 2025;
•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 14, 2025;
•	Our Current Reports on Form 8-K filed with the SEC on January 29, 2025, March 25, 2025, April 17, 2025, and May 14, 2025 (excluding any portions thereof that are furnished and not filed); and
•	The description of our securities contained in Form 8-A/A filed with the Commission on April 5, 2024.

Any statement contained in this prospectus supplement or in any document incorporated by reference into this prospectus supplement shall be deemed to be modified or, where applicable, superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any subsequently filed document that also is incorporated by reference into this prospectus supplement modifies or supersedes such prior statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference into this prospectus supplement and a copy of the registration statement of which this prospectus supplement is a part. You can request copies of such documents if you write us at our principal executive offices at 2290 North 1st Street, Suite 201 San Jose, CA 95131, or call our telephone number at (408) 434-6040.

Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document. You may also obtain copies of our SEC filings statement as described above under the heading “Where You Can Find More Information.”

$200,000,000

GCT Semiconductor Holding, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We, from time to time, may offer and sell, in one or more offerings, up to $200,000,000 of any combination of shares of our common stock (“Common Stock”), shares of our preferred stock, debt securities, warrants (“Warrants”), rights and units. We may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time securities are offered under this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the offering and the offered securities and may also supplement, update or amend information contained in this prospectus.

We may offer and sell these securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of these methods. If we use underwriters, dealers or agents to sell these securities, we will name them and describe their compensation arrangements in the prospectus supplement relating to such offering.

Our Common Stock and Warrants are traded on the New York Stock Exchange under the symbols “GCTS” and “GCTS-WT,” respectively. On March 28, 2025, the closing price of our Common Stock was $1.78 per share, and the closing price of our Warrants was $0.0861 per Warrant.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See the section titled “Risk Factors” beginning on page 3 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 9, 2025

TABLE OF CONTENTS

The distribution of this prospectus and sale of these securities in certain jurisdictions may be restricted. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

All references in this prospectus to “we,” “us,” “our,” and “GCT” refer only to GCT Semiconductor Holding, Inc. and not to any existing or future subsidiaries of GCT Semiconductor Holding, Inc., unless the context otherwise requires.

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may offer and sell, from time to time in one or more offerings, the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer and the general manner in which these securities may be offered. Each time we sell securities under this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. That prospectus supplement may also supplement, update or amend information contained in or incorporated by reference into this prospectus.

The registration statement of which this prospectus is a part contains additional information about us and the securities we may offer by this prospectus. Specifically, we have filed and incorporated by reference certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file or incorporate by reference certain other legal documents that will control the terms of the securities we may offer by this prospectus as exhibits to the registration statement or to reports we file with the SEC that are incorporated by reference into this prospectus.

In addition, we may prepare and deliver one or more “free writing prospectuses” to you in connection with any offering of securities under this prospectus. Any such free writing prospectus may contain additional information about us, our business, the offered securities, the manner in which such securities are being offered, our intended use of the proceeds from the sale of such securities, risks relating to our business or an investment in such securities or other information.

This prospectus and certain of the documents incorporated by reference into this prospectus contain, and any accompanying prospectus supplement or free writing prospectus that we deliver to you may contain, summaries of information contained in documents that we have filed or will file as exhibits to our SEC filings. Such summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the actual documents filed with the SEC.

Copies of the registration statement of which this prospectus is a part and of the documents incorporated by reference into this prospectus may be obtained as described below under the heading “Documents Incorporated by Reference” and under the heading “Where You Can Find More Information.”

You should not assume that the information contained in this prospectus, the registration statement to which this prospectus is a part, any accompanying prospectus supplement or any free writing prospectus that we deliver to you is accurate as of any date other than the date of such documents or that the information incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference. Our business, operating results, financial condition, capital resources and prospects may have changed since that date.

You should rely only on the information contained in or incorporated by reference into this prospectus, the registration statement of which this prospectus is a part, any accompanying prospectus supplement, and any free writing prospectus that we deliver to you. We have not authorized anyone to provide you with different information. If you receive any other information, you should not rely on it.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or the documents incorporated by reference herein. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus, the registration statement of which this prospectus is a part and the documents incorporated by reference herein carefully, including the information set forth under the heading “Risk Factors” and our financial statements.

Business Summary

Company Overview

GCT Semiconductor Holding, Inc. (“GCT”) was founded in Silicon Valley, California in 1998 and is a fabless semiconductor company that specializes in the design, manufacturing and sale of communication semiconductors, including high-speed wireless communication technologies such as 5G/4.75G/4.5G/4G transceivers (“RF”) and modems, which are essential for a wide variety of industrial, B2B and consumer applications. We have successfully developed and supplied communication semiconductor chipsets and modules to leading wireless operators worldwide, as well as to original design manufacturers (“ODMs”) and original equipment manufacturers (“OEMs”) for portable wireless routers (e.g., Mobile Router/MiFi), indoor and outdoor fixed wireless routers (e.g., CPE), industrial machine-to-machine (“M2M”) applications and smartphones.

We oversee sales, marketing, and accounting operations from our headquarters in San Jose, California. We conduct product design, development, and customer support through our fully owned subsidiaries, GCT Research, Inc. (“GCT R”) and MTH, Inc., both of which are located in South Korea. GCT R serves as our research and development center. In addition, we utilize separate sales offices for local technical support and sales in Taiwan, China, and Japan.

Our current product portfolio includes RF and modem chipsets based on 4th generation (“4G”), known as Long Term Evolution (“LTE”), technology offering a variety of chipsets differentiated by speed and functionality. These include 4G LTE, 4.5G LTE Advanced (twice the speed of LTE), and 4.75G LTE Advanced-Pro (four times the speed of LTE) chipsets. We also develop and sell cellular IoT chipsets for low-speed mobile networks such as eMTC/NB- IOT/Sigfox, and other network protocols.

Corporate Information

Our principal executive offices are located at 2290 North 1st Street, Suite 201 San Jose, CA 95131, and our telephone number is (408) 434-6040.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” meaning that the market value of our Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or our annual revenue is less than $100.0 million during the most recent completed fiscal year and the market value of our Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

RISK FACTORS

Investing in our securities involves risks. Before investing in our securities, you should carefully consider the specific risks set forth under the caption “Risk Factors” in our filings with the Securities and Exchange Commission (which we refer to as the “SEC”) that are incorporated by reference into this prospectus and under the caption “Risk Factors” in any accompanying prospectus supplement or free writing prospectus that we deliver to you. You should also carefully consider all other information contained in or incorporated by reference into this prospectus or in any accompanying prospectus supplement or free writing prospectus that we deliver to you. A discussion of the documents incorporated by reference into this prospectus is set forth below under the heading “Documents Incorporated by Reference.”

WHERE YOU CAN FIND MORE INFORMATION

We are subject to certain information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to you at the SEC’s website at http://www.sec.gov and our website at https://investors.gctsemi.com/sec-filings. The information contained in, or that can be accessed through, our website is not a part of this prospectus or any accompanying prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 relating to the securities offered by this prospectus. This prospectus is a part of that registration statement, which includes additional information about us and the securities offered by this prospectus. You may review and obtain a copy of the registration statement and the exhibits that are a part of the registration statement through the SEC’s website or our website. You can also call or write us for a copy as described below under “Documents Incorporated by Reference.”

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update, modify and, where applicable, supersede this information. We incorporate by reference into this prospectus the specific documents listed below and all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of securities under this prospectus (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules), which future filings shall be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date we subsequently file such documents. The SEC file number for these documents is 1-41013.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 25, 2025;

•	Our Current Reports on Form 8-K filed with the SEC on January 29, 2025 and March 25, 2025 (excluding any portions thereof that are furnished and not filed); and

•	The description of our securities contained in Form 8-A/A filed with the Commission on April 5, 2024.

Any statement contained in this prospectus or in any document incorporated by reference into this prospectus shall be deemed to be modified or, where applicable, superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document that also is incorporated by reference into this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference into this prospectus and a copy of the registration statement of which this prospectus is a part. You can request copies of such documents if you write us at our principal executive offices at 2290 North 1st Street, Suite 201 San Jose, CA 95131, or call our telephone number at (408) 434-6040.

Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document. You may also obtain copies of our SEC filings statement as described above under the heading “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Our forward-looking statements include, but are not limited to, statements regarding our and our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect the Company’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements:

•	our financial and business performance, including our financial projections and business metrics;
•	changes in our strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans;
•	unexpected increases in our expenses resulting from inflationary pressures and rising interest rates, including manufacturing and operating expenses and interest expenses;
•	our inability to anticipate the future market demands and future needs of our customers;
•	our ability to develop new 5th generation (“5G”) products under collaboration agreements with our major partners;
•	the impact of component shortages, suppliers’ lack of production capacity, natural disasters or pandemics on our sourcing operations and supply chain;
•	our future capital requirements and sources and uses of cash;
•	our ability to obtain funding for our operations;
•	our anticipated financial performance, including gross margin, and the expectation that our future results of operations will fluctuate on a quarterly basis for the foreseeable future;
•	our expected capital expenditures, cost of revenue and other future expenses, and the sources of funds to satisfy our liquidity needs;
•	the outcome of any legal proceedings that may be instituted against us following completion of the Business Combination and transactions contemplated thereby;
•	our ability to maintain the listing of our Common Stock on the NYSE;
•	the risk that the Business Combination disrupts current plans and operations;
•	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, and the ability of us to grow and manage growth profitably;
•	costs related to the Business Combination; and
•	other risks and uncertainties indicated in this prospectus, including those under “Risk Factors” herein, and other filings that have been made or will be made with the SEC.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described in the “Risk Factors” section. The risks described in “Risk Factors” are not exhaustive. These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement or a free writing prospectus, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including, but not limited to, working capital, capital expenditures, repayment of indebtedness, investments in our subsidiaries, business acquisitions and the repurchase, redemption or retirement of our securities, including shares of our common stock. We may also invest the net proceeds in U.S. government securities, certificates of deposit or other interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in the prospectus supplement relating to that offering.

DESCRIPTION OF COMMON STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. The descriptions below are qualified by reference to the actual text of our Second Amended and Restated Certificate of Incorporation (our “Charter”). We urge you to read our Charter in its entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Capital Stock

Our Charter authorizes the issuance of 400,000,000 shares of Common Stock, $0.0001 par value per share and 40,000,000 shares of Preferred Stock, $0.0001 par value.

As of March 20, 2025, there were 48,246,480 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

Voting Power

Except as otherwise provided by the General Corporate Law of the State of Delaware (the “DGCL”) or our Charter and subject to the rights of holders of any series of Preferred Stock, all of the voting power of our stockholders will be vested in the holders of our Common Stock, and each holder of our Common Stock will have one vote for each share held by such holder on all matters voted upon by the stockholders of the Company; provided, however, that, except as otherwise required by law, holders of our Common Stock, as such, will not be entitled to vote on any amendment to our Charter (or on any amendment to a certificate of designations of any series of Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to our Charter (or pursuant to a certificate of designations of any series of Preferred Stock) or pursuant to the DGCL. There will be no cumulative voting.

Dividends

Except as otherwise provided by the DGCL or our Charter, dividends may be declared and paid on our Common Stock from funds lawfully available therefor if, as and when determined by our Board and subject to any preferential dividend rights of any then outstanding shares of Preferred Stock.

Liquidation

Upon the dissolution or liquidation or winding up of the affairs of the Company, whether voluntary or involuntary, holders of our Common Stock will be entitled to receive all our assets available for distribution to our stockholders equally on a per share basis, subject to any preferential rights of any then outstanding shares of Preferred Stock and after payment or provision for payment of our debts.

Preemptive Rights; Redemption Rights

The holders of our Common Stock will have no preemptive rights to subscribe for any shares of any class of our stock. Our Common Stock will not be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of our capital stock.

Listing

Our Common Stock and our Warrants are currently listed on the NYSE under the symbols “GCTS” and “GCTS-WT,” respectively.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF PREFERRED STOCK

Our Charter provides that shares of our Preferred Stock may be issued from time to time in one or more series. Our Board will be authorized to establish the voting rights, if any, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, applicable to the shares of each series of our Preferred Stock. Our Board can, without stockholder approval, issue our Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our Common Stock and could have anti-takeover effects. The ability of our Board to issue our Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management. We have no Preferred Stock outstanding at the date hereof.

DESCRIPTION OF WARRANTS

The following summarizes the general terms of stock and debt warrants that we may offer. The particular terms of any stock and debt warrants will be described in an accompanying prospectus supplement. The description below and in any accompanying prospectus supplement is not complete. You should read the form of warrant agreement and any warrant certificate that we will file with the SEC.

Warrants to Purchase Capital Stock

If we offer stock warrants, the prospectus supplement will describe the terms of the stock warrants, including:

•	The offering price, if any;
•	If applicable, the designation and terms of any Preferred Stock purchasable upon exercise of Preferred Stock warrants;
•	The number of shares of Common Stock or Preferred Stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;
•	The dates on which the right to exercise the stock warrants begins and expires;
•	U.S. federal income tax consequences;
•	Call provisions, if any;
•	The currencies in which the offering price and exercise price are payable; and
•	If applicable, the antidilution provisions of the stock warrants.

The shares of Common Stock or Preferred Stock we issue upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be validly issued, fully paid and nonassessable.

Exercise of Warrants to Purchase Capital Stock

You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. Surrendered stock warrant certificates must be accompanied by payment of the exercise price in the form of cash or check. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates, the transfer agent will deliver a certificate representing the number of shares of Common Stock or Preferred Stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.

No Rights as Stockholders

Holders of stock warrants are not entitled to vote, to consent, to receive dividends or to receive notice as stockholders with respect to any meeting of stockholders or to exercise any rights whatsoever as our stockholders.

Warrants to Purchase Debt Securities

If we offer debt warrants, the accompanying prospectus supplement will describe the terms of the warrants, including:

•	The offering price, if any;
•	The designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants and the terms of the indenture under which the debt securities will be issued;
•	If applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;
•	If applicable, the date on and after which the debt warrants and the related securities will be separately transferable;
•	The principal amount of debt securities purchasable upon exercise of one debt warrant, and the price at which the principal amount of debt securities may be purchased upon exercise;
•	The dates on which the right to exercise the debt warrants begins and expires;
•	U.S. federal income tax consequences;
•	Whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	The currencies in which the offering price and exercise price are payable; and
•	If applicable, any antidilution provisions.

You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, which will be listed in an accompanying prospectus supplement.

Exercise of Warrants to Purchase Debt Securities

You may exercise debt warrants by surrendering the debt warrant certificate at the corporate trust office of the debt warrant agent, with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver the debt securities in authorized denominations in accordance with your instructions and at your sole cost and risk. If less than all the debt warrants evidenced by the debt warrant certificate are exercised, the agent will issue a new debt warrant certificate for the remaining amount of debt warrants.

No Rights as Holders of Debt Securities

Warrant holders do not have any of the rights of holders of debt securities, except to the extent that the consent of warrant holders may be required for certain modifications of the terms of an indenture or form of the debt security, as the case may be, and the series of debt securities issuable upon exercise of the debt warrants. In addition, warrant holders are not entitled to payments of principal of and interest, if any, on the debt securities.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and may be issued in one or more series. Unless otherwise expressly stated in an accompanying prospectus supplement, the debt securities will represent our general, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

Any debt securities that we issue will be issued under an indenture that will be entered into between us and a bank or trust company, or other trustee that is qualified to act under the Trust Indenture Act of 1939 (the “TIA”), which we select to act as trustee. A copy of the indenture (the “Indenture”) will be filed as an exhibit to a prospectus supplement to the registration statement of which this prospectus forms a part. The Indenture may be modified by one or more supplemental indentures, which we will incorporate by reference as an exhibit to the registration statement of which this prospectus is a part. Any debt securities that we issue will include those stated in the Indenture (including any supplemental indentures that specify the terms of a particular series of debt securities) as well as those made part of the Indenture by reference to the TIA, as in effect on the date of the Indenture. The Indenture will be subject to and governed by the terms of the TIA.

The following description and any description in an accompanying prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the indentures and any supplemental indentures that we file with the SEC in connection with an issuance of any series of debt securities. You should read all of the provisions of the Indentures, including the definitions of certain terms, as well as any supplemental indentures that we file with the SEC in connection with the issuance of any series of debt securities. These summaries set forth certain general terms and provisions of the securities to which any accompanying prospectus supplement may relate. The specific terms and provisions of a series of debt securities and the extent to which the general terms and provisions may also apply to a particular series of debt securities will be described in the accompanying prospectus supplement. Copies of the Indenture may be obtained from us or the Trustee.

Please read the accompanying prospectus supplement relating to the series of debt securities being offered for specific terms including, when applicable:

•	the title of the debt securities of the series;
•	the price or prices (expressed as a percentage of the principal amount thereof) at which debt securities of the series will be issued;
•	any limit on the aggregate principal amount of that series of debt securities;
•	whether such securities rank as senior debt securities, senior subordinated debt securities or subordinated debt securities;
•	the terms and conditions, if any, upon which the debt securities of the series shall be exchanged for or converted into other of our securities or securities of another person;
•	if the debt securities of there will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;
•	the date or dates on which we will pay the principal of the debt securities of the series;
•	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if applicable, used to determine those rates, the date or dates, if any, from which interest on the debt securities of the series will begin to accrue, or the method or methods, if any, used to determine those dates, the dates on which the interest, if any, on the debt securities of the series will be payable and the record dates for the payment of interest;
•	the manner in which the amounts of payment of principal of or interest, if any, of the debt securities of the series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a currency exchange rate, commodity, commodity index, stock exchange index or financial index;
•	if other than the corporate trust office of the Trustee, the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange and where notices and demands to or upon us in respect of the debt securities of the series may be served, and the method of such payment, if by wire transfer, mail or other means;
•	if applicable, the period or periods within which, and the terms and conditions upon which, we may, at our option, redeem debt securities of the series;
•	the terms and conditions, if applicable, upon which the holders of debt securities may require us to repurchase or redeem debt securities of the series at the option of the holders of debt securities of the series;

•	the provisions, terms and conditions, if any, with respect to any sinking fund or analogous provision;
•	the authorized denominations in which the debt securities of the series will be issued, if other than denominations of $1,000 and any integral multiples of $1,000 in excess thereof;
•	whether the debt securities of the series are to be issuable, in whole or in part, in bearer form;
•	whether any fully regulated debt securities of the series will be issued in temporary or permanent global form (“global debt securities”) and, if so, the identity of the depositary for the global debt securities if other than The Depository Trust Company;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;
•	the trustee for the debt securities;
•	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of maturity, if other than the full principal amount;
•	any addition to, or modification or deletion of, any covenant described in this prospectus or in the Indenture;
•	any events of default, if not otherwise described below under “—Events of Default” and any change to the right of the holders to declare the principal of any debt securities due and payable;

•	if other than U.S. dollars, the currency, currencies or currency units of denomination of the debt securities of the series, which may be any foreign currency, and if such currency denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•	if other than U.S. dollars, the currency, currencies or currency units in which the purchase price for the debt securities of the series will be payable, in which payments of principal and, if applicable, premium or interest on the debt securities of the series will be payable, and, if necessary, the manner in which the exchange rate with respect to such payments will be determined;
•	any listing of the debt securities on any securities exchange;
•	any additions or deletions to the defeasance or the satisfaction and discharge provisions set forth herein;
•	if and under what circumstances we will pay additional amounts (“Additional Amounts”) on the debt securities of the series in respect of specified taxes, assessments or other governmental charges and, if so, whether we will have the option to redeem the debt securities of the series rather than pay the Additional Amounts;
•	the priority and kind of any lien securing the debt securities and a brief identification of the principal properties subject to such lien;
•	additions or deletions to or changes in the provisions relating to modification of any Indenture; and
•	any other terms of the debt securities of the series (whether or not such other terms are consistent or inconsistent with any other terms of the Indenture).

As used in this prospectus and any accompanying prospectus supplement relating to the offering of debt securities of any series, references to the principal of and premium, if any, and interest, if any, on the debt securities of the series include the payment of Additional Amounts, if any, required by the debt securities of the series to be paid in that context.

Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the accompanying prospectus supplement. Certain U.S. federal income tax considerations applicable to original issue discount securities will be described in any accompanying prospectus supplement.

If the purchase price of any debt securities is payable in a foreign currency or if the principal of, or premium, if any, or interest, if any, on any debt securities is payable in a foreign currency, the specific terms of those debt securities and the applicable foreign currency will be specified in the accompanying prospectus supplement relating to those debt securities.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the accompanying prospectus supplement relating to any series of debt securities, we may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Unless otherwise described in an accompanying prospectus supplement relating to any series of debt securities, there will be no limitation upon our ability to incur indebtedness or other liabilities or that would afford holders of debt securities protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we may in the future enter into transactions that could increase the amount of our consolidated indebtedness and other liabilities or otherwise adversely affect our capital structure or credit rating without the consent of the holders of the debt securities of any series.

Registration, Transfer and Payment

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.

Unless otherwise indicated in the applicable prospectus supplement, debt securities will be issued in denominations of $1,000 or any integral multiples of $1,000 in excess thereof.

Unless otherwise indicated in the accompanying prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other securities or property, at an office or agency maintained by us in the United States. However, we may, at our option, make payments of interest on any registered debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States. Unless otherwise indicated in the accompanying prospectus supplement, no service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other securities or property, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.

Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any mailing of a notice of a redemption for the debt securities of that series selected for redemption and ending at the close of business on the day of such mailing; or
•	register the transfer of or exchange any debt security, or portion of any debt security, selected for redemption, except the unredeemed portion of any registered debt security being redeemed in part.

Book-Entry Debt Securities

We may issue the debt securities in whole or in part in the form of one or more global certificates or notes, which we refer to as global securities, that we will deposit with a depository or its nominee that we identify in the applicable prospectus supplement.

We will describe the specific terms of the depository arrangement covering the debt securities in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depository arrangements.

Upon the issuance of the debt securities in the form of one or more global securities, the depository or its custodian will credit, on its book-entry registration and transfer system, the number of shares or principal amount of securities of the individual beneficial interests represented by these global securities to the respective accounts of persons who have accounts with the depository. Ownership of beneficial interests in the global securities will be shown on, and the transfer of this ownership will be effected only through, records maintained by the depository or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. These accounts initially will be designated by or on behalf of the underwriters, initial purchasers or agents, or by us if we offer and sell the debt securities directly, and ownership of beneficial interests in the global securities will be limited to participants or persons who hold interests through participants. Qualified institutional buyers may hold their interests in the global securities directly through the depository if they are participants in this system, or indirectly through organizations which are participants in this system. The laws of some states of the U.S. may require that some purchasers of securities take physical delivery of the debt securities in definitive registered form. These limits and the laws may impair your ability to own, transfer or pledge interests in the global securities.

So long as the depository, or its nominee, is the registered owner or holder of the debt securities, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global securities for all purposes. No beneficial owner of an interest in the global securities will be able to transfer that interest except in accordance with the depository’s procedures.

We will make dividend payments on, or payments of the principal of, and premium, if any, and interest on, the global securities to the depository or its nominee, as the case may be, as the registered owner of the global securities. We will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interest.

We expect that the depository or its nominee, upon receipt of any dividend payment on, or payment of the principal of, and premium, if any, and interest on, the global securities, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the debt securities as shown on the records of the depository or its nominee. We also expect that payments by participants to owners of beneficial interests in the global securities held through the participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for their customers. These payments will be the responsibility of the participants. Transfers between participants in the depository will be effected in the ordinary way through the depository’s settlement system in accordance with the depository rules and will be settled in same day funds.

We will issue securities in certificated form in exchange for global securities (subject, in the case of the third bullet point, to the procedures of the depository) if:

•	the depository notifies us that it is unwilling or unable to continue as a depository for the global securities or ceases to be a “clearing agency” registered under the Exchange Act of 1934, and a successor depository is not appointed by us within 90 days of the notice;
•	an event of default under the instrument governing the debt securities has occurred and is continuing; or
•	we determine that the debt securities will no longer be represented by the global securities.

DESCRIPTION OF RIGHTS

As specified in the applicable prospectus supplement, we may issue rights to purchase the securities offered in this prospectus to our existing stockholders, and such rights may or may not be issued for consideration. The applicable prospectus supplement will describe the terms of any such rights. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the documents pursuant to which such rights will be issued.

DESCRIPTION OF UNITS

As may be specified in an accompanying prospectus supplement, we may issue units consisting of one or more of our securities registered hereby. An accompanying prospectus supplement will describe:

•	the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may offer and sell the securities under this prospectus from time to time in one or more of the following ways:

•	through agents;
•	to dealers;
•	to underwriters;
•	directly to other purchasers or investors; or
•	through a combination of any of these methods of sale.

The distribution of the securities may be made from time to time in one or more transactions, either:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices;
•	at prices determined by an auction process; or
•	at negotiated prices.

Through Agents

We and the agents designated by us may solicit offers to purchase securities. Agents that participate in the distribution of securities may be deemed underwriters under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”). Any agent will be acting on a “best efforts” basis for the period of its appointment, unless we indicate differently in the prospectus supplement.

To Dealers

The securities may be sold to a dealer as principal. The dealer may then resell the securities to the public at varying prices determined by it at the time of resale. The dealer may be deemed to be an underwriter under the Securities Act.

To Underwriters

We may sell securities to one or more underwriters under an underwriting agreement that we enter into with them at the time of sale. The names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriters to resell the securities.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, that the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of a derivative transaction to close out any related open borrowings of stock. We otherwise may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities, in either case using this prospectus and the applicable prospectus supplement.

Direct Sales

We may sell securities directly to you, without the involvement of underwriters or agents.

General Information

Any underwriters or agents will be identified and their compensation described in the prospectus supplement applicable to such offering.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make.

Underwriters, dealers and agents (or one or more of their respective affiliates) may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Morgan, Lewis & Bockius LLP, Palo Alto, California, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated in this registration statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

7,006,370 Shares of Common Stock
Common Stock Purchase Warrants to Purchase up to 10,509,555 Shares of Common Stock

10,509,555 Shares of Common Stock Underlying the Common Stock Purchase Warrants

GCT Semiconductor Holding, Inc.

Roth Capital Partners

The date of this prospectus supplement is May 15, 2025